UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 17, 2006
(Date of earliest event reported)
A.S.V., INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-25620

Minnesota (State or other jurisdiction of incorporation)	41-1459569 (IRS Employer Identification No.)
840 Lily Lane,
Grand Rapids, Minnesota 55744
(Address of principal executive offices, including zip code)
(218) 327-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Salary Increases for Thomas R. Karges and Mark S. Glasnapp
     On January 17, 2006, the Compensation Committee of the Board of Directors of A.S.V., Inc. (the “Company”) determined to increase the annual base salaries paid to Mark S. Glasnapp, the Company’s President, and Thomas R. Karges, the Company’s Chief Financial Officer. Effective February 27, 2006, Mr. Glasnapp’s base salary was increased from $210,000 to $250,000, and Mr. Karges’s base salary was increased from $175,000 to $210,000.
2006 Bonus Plan
     Also on January 17, 2006, the Company’s Compensation Committee approved a bonus plan for fiscal 2006 (the “2006 Bonus Plan”). Five employees of the Company are eligible to participate in the 2006 Bonus Plan, including Mr. Glasnapp and Mr. Karges.
     Pursuant to the 2006 Bonus Plan, eligible participants may receive annual incentives that are entirely based on objective financial performance metrics. The specific performance metrics that will be used for determining annual incentives under the 2006 Bonus Plan will be annual net sales and earnings per share, each of which will be equally weighted. For each of the performance metrics there are 40%, 50% and 60% bonus target levels. For all performance levels between the bonus target levels, bonus awards will be prorated. Under the 2006 Bonus Plan, the amount of potential bonus payments to eligible participants, as a percentage of base pay, can range from 0% to 60%.
Employment Agreement with Mark S. Glasnapp
     Mr. Glasnapp entered into an employment agreement (the “Employment Agreement) with the Company, effective as of July 12, 2004, pursuant to which Mr. Glasnapp agreed to serve as the Company’s President. The Employment Agreement provides that Mr. Glasnapp’s employment with the Company is “at will” and that it can be terminated at any time by either party. Mr. Glasnapp’s annual base salary under the Employment Agreement was initially set at $190,000, subject to increase by the Company at any time, and he is entitled to participate in the benefit plans offered to the Company’s other executive officers.
     Under the Employment Agreement the Company also agreed to provide Mr. Glasnapp with certain benefits intended to replace some of the benefits which he would forfeit upon leaving his prior employer, Caterpillar Inc. (“Caterpillar”), including the following: (a) life insurance in the amount of $350,000 and disability insurance with a benefit equal to 60% of his base salary at the time of the disability; (b) a supplemental retirement benefit (payable to Mr. Glasnapp or his beneficiary) in the form of annual cash payments of $55,000 per year from age 55 through 80. If Mr. Glasnapp is employed at the Company beyond age 55 then the commencement of such payments will be delayed and the delayed payments will be paid with interest in a lump sum within 60 days after his termination date. If Mr. Glasnapp’s employment with the Company terminates prior to age 55, Mr. Glasnapp will receive smaller annual cash payments as specified in schedules set forth in the Employment Agreement; (c) a post-retirement medical benefit in the amount of $10,000 per year for 20 years payable to Mr. Glasnapp and his spouse if he is employed by the Company on June 12, 2007; and (d) if there is a change of control of the Company and within 18 months thereafter the Company terminates Mr. Glasnapp’s employment other than for cause or Mr. Glasnapp terminates his employment for good reason, then, notwithstanding the limitations described above, he will be entitled to receive the supplemental retirement benefit at the $55,000 level, as well as the post-retirement medical benefit described above.
     Pursuant to the Employment Agreement, Mr. Glasnapp agreed to certain confidentiality and invention assignment provisions that remain in effect for two years after his employment with the Company ends, and certain nonsolicitation and noncompetition provisions that remain in effect for one year after his employment with the Company ends.
     The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 11, 2006, Gary D. Lemke, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, informed the Board of Directors that he did not intend to stand for re-election at the Company’s 2006 annual meeting of shareholders to be held on June 2, 2006 and that he will also be stepping down as the Company’s Chief Executive Officer on June 2, 2006.
     On April 11, 2006, the Board of Directors elected Richard A. Benson, a current director of the Company, to begin serving as the Company’s Chief Executive Officer on June 2, 2006. If re-elected by the Company’s shareholders at the 2006 annual meeting of shareholders, Mr. Benson will also begin serving as Chairman of the Company’s Board of Directors effective as of the annual meeting. Mr. Benson’s annual salary as Chief Executive Officer of the Company was set at $100,000, effective as of June 2, 2006, and he was granted a stock option to purchase 75,000 shares of the Company’s common stock at $29.59 per share. The option vests in four equal annual installments commencing on April 12, 2007 and terminates on April 12, 2011. To date, Mr. Benson has not entered into an employment agreement with the Company.
     Mr. Benson is 62 years old and is currently retired. He served as Vice President of Caterpillar, Diversified Products Division from 1992 to 2000 and as President of Caterpillar’s Global Mining Division from 2000 until his retirement in 2005. Mr. Benson is a director of Morrison Products. Mr. Benson has served as a director of the Company since 1999, when he was designated by Caterpillar as its director nominee to the Board of Directors pursuant to the terms of the Securities Purchase Agreement dated October 14, 1998 between Caterpillar and the Company. Subsequent to his retirement from Caterpillar in January 2005, Mr. Benson agreed to remain on the Company’s Board of Directors as an independent director.
     Mr. Benson does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Benson had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is being filed with this Current Report on Form 8-K:
10.1	Employment and Supplement Executive Retirement Pay Agreement between Mark Glasnapp and A.S.V., Inc., effective as of July 12, 2004.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.S.V., INC.
By:	/s/ Gary Lemke
Gary Lemke
Chief Executive Officer

Date: April 17, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment and Supplement Executive Retirement Pay Agreement between Mark Glasnapp and A.S.V., Inc., effective as of July 12, 2004.

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